UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Employment Agreement

On June 18, 2018, Keith McGahan, the Senior Vice President, Chief Legal Officer and Corporate Secretary of Spectrum Pharmaceuticals, Inc. (the “Company”) was designated as a Section 16 officer under the Securities Exchange Act of 1934. As a result, on the same date the Company entered into a new employment agreement (the “Employment Agreement”) with Mr. McGahan effective as of June 18, 2018. The Employment Agreement supersedes Mr. McGahan’s prior change of control severance agreement and has a term of five years.

Pursuant to the Employment Agreement, Mr. McGahan will be entitled to receive an annual base salary of $470,000 as compensation for his services. Mr. McGahan will also be eligible to receive an annual cash bonus equal to 50% of his salary, based on the performance of the Company and Mr. McGahan’s performance relative to performance objectives or other metrics the board of directors of the Company (the “Board”) may deem appropriate.

In the event of a termination other than a termination following a Change of Control (as defined in the Employment Agreement), if Mr. McGahan is terminated by the Company for Cause (as defined in the Employment Agreement), or if Mr. McGahan terminates his employment without Good Reason (as defined in the Employment Agreement), he will be entitled to any unpaid base salary and benefits accrued through the date of termination.

In the event of a termination other than a termination following a Change of Control, if Mr. McGahan is terminated by the Company without Cause, or if he terminates his employment with Good Reason, he will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as a lump sum payment equal to two years of base salary and two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for him and his dependents under the Company’s existing health and benefit plans. Mr. McGahan will also immediately vest in all options, restricted stock and other equity incentive compensation, and will vest in his performance-based awards pro rata based on the target award for such performance-based awards and the number of days he was employed by the Company during the applicable performance period, irrespective of actual performance.

Within 12 months following a Change of Control, if Mr. McGahan is terminated by the Company without Cause, or if he terminates his employment with Good Reason, he will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as two years of base salary (to be paid monthly over a 24-month period following termination) and a lump sum payment equal to two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for him and his dependents under the Company’s existing health and benefit plans. Mr. McGahan will also vest in all options, restricted stock and other equity incentive compensation immediately upon consummation of the Change of Control, and will vest in his performance-based awards pro rata based on the target award for such performance-based awards and the number of days he was employed by the Company before the Change of Control during the applicable performance period, irrespective of actual performance.

All severance payments due to Mr. McGahan’s termination without Cause or with Good Reason are subject to the execution and delivery of a general waiver and release of claims within 90 days of the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

In connection with the execution of the Employment Agreement, Mr. McGahan has been granted performance awards under the Company’s 2018 Long-Term Incentive Plan (the “Plan”), including: (i) options to purchase up to 110,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with a per share exercise price equal to $19.95, or the closing sales price of the Company’s Common Stock on June 15, 2018, and a three-year vesting period with one-

fourth of the options vesting on the date of grant and the remainder of the options vesting in three equal annual installments on the successive anniversaries of the date of grant thereafter; (ii) 45,000 shares of restricted stock, one-third of which will vest on each of June 18, 2019, 2020 and 2021; and (iii) 35,000 performance units, all of which shall vest upon the achievement of total stockholder return goals pursuant to the terms set forth in the agreement evidencing such performance units.

Adoption of 2018 Long-Term Incentive Plan

As described in Item 5.07 below, at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”) held on June 18, 2018 (the “Effective Date”), the Company’s stockholders approved the adoption of the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”). The Board approved the 2018 Plan in April 2018, subject to the receipt of stockholder approval.

As described in the Company’s Definitive Proxy Statement for the Annual Meeting on Schedule 14A, which the Company filed with the Securities and Exchange Commission on May 7, 2018 (the “Proxy Statement”), 9.5 million shares of the Company’s Common Stock (subject to adjustment for certain changes in the Company’s capitalization) are initially reserved for future awards under the 2018 Plan, plus any additional shares that that are currently subject to awards under the Company’s 2009 Incentive Award Plan (the “2009 Plan”) but that are not issued or are returned because the awards are terminated, forfeited, canceled or expire unexercised. The shares available under the 2018 Plan may be used to provide equity incentives to eligible employees, directors and consultants.

The 2018 Plan is a successor to and continuation of the 2009 Plan. Upon the Effective Date, no additional awards will be granted under the 2009 Plan (although awards granted under the 2009 Plan prior to the Effective Date will remain outstanding in accordance with their terms and those of the 2009 Plan).

The descriptions of the 2018 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2018 Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, at the Company’s Annual Meeting, the stockholders approved an amendment and restatement of the Company’s Certificate of Incorporation (the “Restated Certificate”) to: (i) increase the number of authorized shares of our Common Stock from 175,000,000 to 300,000,000; (ii) increase the number of authorized shares of our capital stock from 180,000,000 to 305,000,000, with no effect on our 5,000,000 authorized shares of preferred stock; and (iii) eliminate our designated series of preferred stock that are no longer outstanding or issuable.

The Company filed the Restated Certificate with the Secretary of State of the State of Delaware and it became effective on June 18, 2018. The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 18, 2018 at the Courtyard Marriott Irvine Spectrum located at 7955 Irvine Center Drive, Irvine, California 92618. As of the close of business on April 20, 2018, the record date for the Annual Meeting, a total of 104,075,659 shares were outstanding and entitled to vote, of which a total of 93,054,627 shares were present in person or by proxy at the Annual Meeting constituting a quorum for the conduct of business thereat.

The following sets forth detailed information regarding the voting results at the Annual Meeting for each of the matters voted upon by the stockholders. These matters are described in more detail in the Company’s Proxy Statement.

Proposal No. 1:

The Company’s stockholders elected each of the eight nominees named below to serve on the Board for a one-year term expiring at the annual meeting of stockholders in 2019 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
William L. Ashton	70,536,860	5,027,883	37,773	17,452,111
Raymond W. Cohen	52,025,230	23,470,986	106,300	17,452,111
Gilles R. Gagnon	70,258,037	5,278,480	65,999	17,452,111
Stuart M. Krassner	70,169,044	5,349,564	83,908	17,452,111
Anthony E. Maida	68,085,248	7,411,206	106,062	17,452,111
Joseph W. Turgeon	70,666,859	4,867,057	68,600	17,452,111
Dolatrai Vyas	51,999,199	23,528,254	75,063	17,452,111
Bernice R. Welles	70,507,968	5,059,735	34,813	17,452,111

Proposal No. 2:

The Company’s stockholders approved by advisory vote the executive compensation detailed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,672,853	23,749,154	180,509	17,452,111

Proposal No. 3:

The Company’s stockholders approved the amendment and restatement of the Company’s Certificate of Incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,651,567	5,812,609	138,340	17,452,111

Proposal No. 4:

The Company’s stockholders approved the Company’s 2018 Long-Term Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,003,227	19,474,155	125,134	17,452,111

Proposal No. 5:

The Company’s stockholders approved the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,579,227	415,914	59,486	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Spectrum Pharmaceuticals, Inc.

10.1	Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan.

10.2	Form of Stock Option Award under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan.

10.3	Form of Restricted Stock Award under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan.

10.4	Form of Canadian Restricted Stock Unit Award under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan.

10.5	Form of Performance Unit Award under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: June 18, 2018	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer